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                                                                EXHIBIT 2.1





                        CAROLINA FIRST BANCSHARES, INC.


                                      and


                         COMMUNITY BANK & TRUST COMPANY




                           --------------------------


                                AMENDMENT NO. 1


                         Dated as of November 30, 1998


                                     to the
                          AGREEMENT AND PLAN OF MERGER
                            dated as of June 4, 1998


                           --------------------------
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     THIS AMENDMENT NO. 1 ("Amendment") dated as of November 30, 1998, to the
Agreement and Plan of Merger dated as of June 4, 1998 (the "Merger Agreement"), is by and among Carolina First BancShares, Inc. ("Carolina First"), and Community Bank & Trust Company ("CB&T"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                              W I T N E S S E T H

     WHEREAS, the parties hereto are authorized by Section 11.5 of the Merger Agreement to enter into this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, in the Merger Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AMENDMENT TO THE MERGER AGREEMENT Section 10.1(e) is hereby amended to read in its entirety as follows:

     "(e) By either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or"

     SECTION 2. MISCELLANEOUS

     (a)  Ratification of the Merger Agreement

     In all respects not inconsistent with the terms and provisions of this Amendment, the provisions of the Merger Agreement are hereby ratified, approved and confirmed, and the Merger Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

     (b)  Headings

     The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     (c)  Counterparts

     This Amendment may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one and the same instrument.
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      (d)   Governing Law

      THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                CAROLINA FIRST BANCSHARES, INC.


                                By: /s/ James E. Burt, III
                                   ------------------------------------------
                                   Name:  James E. Burt, III
                                   Title: President



                                COMMUNITY BANK & TRUST COMPANY


                                By: /s/ Ronnie D. Blanton
                                   ------------------------------------------
                                   Name:  Ronnie D. Blanton
                                   Title: President & Chief Executive Officer